Investor Presentation EagleBankCorp.com February 2023

Forward Looking Statements 2 This presentation contains forward looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other periodic and current reports filed with the SEC. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance. The Company does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law. This presentation was delivered digitally. The Company makes no representation that subsequent to delivery of the presentation it was not altered. For the most current, accurate information, please refer to www.eaglebankcorp.com and go to the Investor Relations tab. For further information on the Company please contact: David G. Danielson P 240-552-9534 E ddanielson@eaglebankcorp.com

Biographies 3 Susan Riel CEO & President, Eagle Bancorp & EagleBank 46 years in banking 25 years with EGBN Charles Levingston EVP & Chief Financial Officer, Eagle Bancorp & EagleBank 22 years in banking 11 years with EGBN Executive Vice President and Chief Financial Officer of the Company and Bank since April 2017, previously served as Executive Vice President of Finance at the Bank. Mr. Levingston, a Certified Public Accountant, served in various financial and senior management roles at the Bank prior to his current role. Mr. Levingston joined the Bank in January 2012, and previously worked at The Federal Reserve Banks of Atlanta and Philadelphia as a commissioned Bank Examiner, and at PricewaterhouseCoopers as a Manager in the Advisory practice. President and Chief Executive Officer of the Company and Bank. She is responsible for leading the Bank’s overall growth strategies and enhancing shareholder value. Prior to being named CEO in 2019, Ms. Riel was Senior Executive Vice President and Chief Operating Officer of the Bank, and Executive Vice President of the Company. Ms. Riel has been with the Company since 1998, and has been a member of the Company’s Board of Directors since 2017 and the Bank Board since 2018. Norman R. Pozez Executive Chair - Board of Directors 14 years with EGBN Chairman and Chief Executive Officer of The Uniwest Companies which include, Uniwest Construction, Inc., Uniwest Commercial Realty, Inc., and Uniwest Hospitality, Inc. Prior to these appointments, Mr. Pozez was Chief Operating Officer of The Hair Cuttery of Falls Church, Virginia, and served as Regional Director of Real Estate and Construction for Payless Shoe Source. Mr. Pozez is a licensed Real Estate Broker in Washington, D.C., Maryland and Virginia.

Summary Statistics 4 Total Assets $ billion Total Loans $ billion Total Deposits $ billion Tangible Common Equity $ billion Shares Outstanding (at close December 31, 2022) 31,346,903 Market Capitalization (at close February 2, 2023) $1.52 billion Tangible Book Value per Common Share $35.86 Institutional Ownership 77% Member of Russell 2000 yes Member of S&P SmallCap 600 yes Note: Financial data as of December 31, 2022 unless otherwise noted. (1) Please refer to the Non-GAAP reconciliation in the appendix, (2) Based on February 3, 2023 closing price of $48.46 per share and December 31, 2022 shares outstanding. (1) (1) (2)

Limited Network of Offices 5

Environmental, Social & Governance 6 Diversity, Equity & Inclusion Council • Employee Resource Groups (ERGs) to foster a diverse and inclusive workplace • Mentorship Program that formally pairs mentors with mentees • Scholarship awards to EagleBank teammates Notable recent financing • February 2023 - Announced financing up to $55 million District of Columbia Tax-Exempt Revenue Bonds to support Mundo Verde Bilingual Public Charter School • November 2022 - Announced financing for a $50 million affordable rent property with 259 units in Reston, Virginia • October 2022 - Announced financing for a $42 million mixed-use development project with Howard University for the Shaw neighborhood of Washington DC EagleBank Foundation • Annual Fight Against Breast Cancer Golf Classic in October 2022 raised more than $470,000. Proceeds from the event continue to support research and outreach programs through partnerships with local hospitals and organizations ESG Task Force • In formation, expected to be operational by they end of the first quarter of 2023 • Six members (officers and directors) • Will assist the Board of Directors in establishing general strategy relating to ESG • Reports to the Governance and Nominations Committee of the Board at least twice a year Diversity of Board & Sr. Management • Board of 10 includes 4 women (including the CEO) and 2 men who identify as Black/African American • Senior Management of 8 includes 2 women, a man who identifies as Hispanic and another man who identifies as Asian-American Diversity of Team • Women represent 60% of employees (12/31/2022) and racial and ethnic minorities represent 62% of employees (12/31/2022) • 77% of our hires were from diverse groups, including women, racial and ethnic minorities, veterans and people with disabilities (2022Y)

Investment Rationale 7 Solid capitalization and conservative capital management Well-managed asset quality History of above average peer returns (ROAA) Superior efficiency with limited branch network Recognized expertise in CRE, C&I and construction lending Strategically positioned in one of the most attractive markets in the U.S. Dedicated, diverse and experienced Board focused on vision and governance

4th Quarter 2022 Highlights 8 • Earnings, revenue and efficiency: 1.49% ROAA, 1.83% PPNR* and 42.8% efficiency ratio* • Loan growth continued – Up $331.1 million from the prior quarter-end, up 4.5% from prior quarter and up 18.1% annualized for the quarter • Asset quality metrics stayed strong – NPAs/total assets of 0.08% at quarter-end and net charge-offs of under $1 million. Allowance for credit losses/loans reduced to 0.97% • Margin expanded – NIM increased by 12 basis points to 3.14% • Yield on interest earning assets increased by 72 basis points • Cost of funds increased by 60 basis points • Robust capital levels – Tangible common equity to tangible assets of 10.18%* • Stock repurchases • Repurchased 738,300 shares at an average price of $44.82 per share (including commissions) totaling an aggregate of $33.1 million • 2023 Program in place for 1.6 million shares • Attractive dividend yield – Quarterly dividend of $0.45 per share. Based on recent closing price of $48.46 per share(1) this is a dividend yield of 3.71% *Please refer to Non-GAAP reconciliation and footnotes in the appendices. (1)Closing price as of February 2, 2023.

Excess liquidity down, loans up 9 • Assets - Loans at 68% of assets, up from 59% at year-end 2021 • Loans - Up $570 million from year-end 2021 • Liquidity – Has continued to decrease in Q1 2023 due primarily to an increase in deposit disintermediation • Unfunded commitments - Up $514 million from year- end 2021 Note: Tables are as of period end. Loans Held for Investment (“Loans HFI”).

Asset quality metrics remain strong 10 *Non-performing assets (“NPAs”) include loans 90 days past due and still accruing. Charts for Allowance for Credit Losses and NPAs are as of period end. Net Charge Offs (“NCO”) are annualized for periods of less than a year. Long track record of strong underwriting and resilient credit performance • Provision – 3rd reversal in last five quarters • Allowance – Decreased by 7 basis points from prior quarter • NCOs – $896 thousand in the 4th quarter of 2022 • NPAs – Remain low at $8.4 million at the end of the 4th quarter of 2022

11 Margin up, renewed focus on deposits • NIM was up 12 bps from the prior quarter ‒ Yield on average earning assets up 72 bps ‒ Cost of funds up 60 bps • Deposit betas – Measuring from the 1st quarter of 2022, the beta on interest bearing deposits of 68% does not include the benefit of average noninterest bearing deposits which were 40.9% of average total deposits. Cost of funds deposit beta was 38%. • Continuing focus on deposit retention and deposit growth *For betas, the denominator is the change in the Average Effective Fed Funds rate for the quarter, starting with 2022 Q1.

Loan portfolio benefits from higher rates 12 • Variable Rate Loans - $4.7 billion or 61.6% of loans are variable rate at quarter-end. • Repricing (fixed or variable) ‒ $3.6 billion or 47.5% of loans reprice within 30 days ‒ $1.1 billion or 13.9% of loans reprice within 1 year *Based on loans at amortized cost. Variable vs. Fixed as of December 31, 2022 All Variable Index (if any) Loans Loans LIBOR based 23.1% 37.5% SOFR based 23.8% 38.6% WSJ Prime based 7.2% 11.7% Other 7.5% 12.2% Total Variable 61.6% 100.0% Total Fixed 38.4% Total 100.0% Percent of*

Securities provide cash & liquidity 13 • Investment securities ‒ Down net of $72 million from prior quarter primarily from principal paydowns and maturities received, offset by higher carrying values on AFS securities. ‒ Portfolio positioned to manage pledging and liquidity needs ‒ 12 month projected cash flow $18.2 million per month principal and interest ‒ Selling investment securities remains an option for increasing liquidity • Securities HTM – Transferred $1.1 billion from AFS to HTM in Q1 2022 *Includes allowance for credit losses. Note: Chart is as of period end. Excludes Federal Reserve and Federal Home Loan Bank stocks. AFS / HTM as of December 31, 2022 Percent Securities by of Portfolio Book Reprice Classification at Book Yield Term (years) Securities AFS 65% 1.69% 4.7 Securities HTM 35% 2.80% 7.0 Total Securities 100% 2.08% 5.5 Projected

Efficiency better than peers 14 • Efficiency – Branch light model continues to create superior efficiency versus peers • Net interest income – Up on higher loan balances and yields, partially offset by higher funding costs • Noninterest income – Loan fees and residential mortgage income remained low • Noninterest expense – 4th quarter 2022 less than 4th quarter 2021. Compensation accruals are typically higher in the 4th quarter as compared to other quarters. Note: Peers are depository institutions with assets from $7-$20 billion as of December 31, 2022 (excludes savings banks, thrifts and mutuals). Source: S&P Global Market Intelligence. *Computed by dividing noninterest expense by the sum of net interest income and noninterest income. Please refer to the Non-GAAP reconciliation and footnotes in the appendices. **2022Q1 included a $5.0 million one-time non-tax impacted accrual reduction and 2022Q2 included a $22.9 million one-time non-tax impacted expense accruals.

Returns holding up 15 • PPNR – The 3 quarters without one-time items are in $49-$53 million range. • Return on Average Tangible Common Equity – Disadvantaged by strong capital position with TCE/TA at 10.18% vs. peer median of 7.73% Note: PPNR/Average Assets and returns are annualized. *Please refer to the Non-GAAP reconciliation and footnotes in the appendices. See Non-GAAP reconciliation for calculation of annualized PPNR. **2022Q1 included a $5.0 million one-time non-tax impacted accrual reduction and 2022Q2 included a $22.9 million one-time non-tax impacted expense accruals. Note: Peers are depository institutions with assets from $7-$20 billion as of December 31, 2022 (excludes savings banks, thrifts and mutuals). Source: S&P Global Market Intelligence.

Solid capitalization 16 Note: Peers are depository institutions with assets from $7-$20 billion as of December 31, 2022 (excludes savings banks, thrifts and mutuals). Source: S&P Global Market Intelligence. *Please refer to Non-GAAP reconciliation and footnotes in the appendices. • Capitalization ‒ Tangible common equity levels well above peers ‒ Total Capital at 14.94% gives us financial flexibility and room to lend as opportunities arise

Tangible book, EPS & dividends 17 • Tangible book ‒ As rates pulled back in the 4th quarter, carrying values of AFS securities improved reducing the AOCI impact on TBVPS to $6.36. • Dividend ‒ Quarterly dividend to $0.45 per share ‒ Dividend yield of 3.71%(1) competitive with peers ‒ 4th Quarter 2022 payout ratio of 34% *Chart for Tangible Book Value Per Share is as of period end. Please refer to Non-GAAP reconciliation and footnotes in the appendices. **2022Q1 included a $5.0 million one-time non-tax impacted accrual reduction and 2022Q2 included a $22.9 million one-time non-tax impacted expense accruals. There were no adjustments to the other quarters. Please refer to Non-GAAP reconciliation and footnotes in the appendices. (1) Based on most recent quarterly dividend of $0.45 per share ($1.80 per share annually) and a closing price of $48.46 per share on February 2, 2023.

Deposit mix – 36% non-interest bearing 18 *Core deposits include CDAR’s and ICS reciprocal deposits. Note: Chart is as of period end. ‒ Average noninterest bearing deposits were 40.9% of average deposits in the 4th quarter ‒ Increased focus on commercial relationships to drive growth of noninterest bearing accounts and to support liquidity

Loan mix – 34% C&I and Own Occ. CRE 19 – C&I and Owner Occupied CRE at 34.0% of portfolio are more of a focus than other local banks – C&I Loan Portfolio is predominantly variable rate loans – Owner Occupied Loans are key to small and mid-market relationships – DDA Operating Accounts of C&I relationships are a critical component of deposit composition strategy 34.0% Note: Chart is as of period end.

Loan Portfolio – Details

$ in millions Location	C&I	Commercial Real Estate: Owner Occupied CRE	Commercial Real Estate: Income Producing CRE	Construction: Owner Occupied Const.	Construction: CRE Construction	Land	Residential Mortgage	Consumer	TOTAL (ex PPP)	% of Total (ex PPP)	PPP	Total	Percent of Total
District of Columbia	$377.2	$305.1	$1,359.9	$62.5	$360.3	$28.0	$35.0	$9.2	$2,537.2	33.2%	$2.5	$2,539.7	33.3%
Suburban Washington													
Montgomery	$226.0	$185.9	$602.4	$12.7	$114.6	$1.5	$7.5	$24.1	$1,174.7	15.4%	$0.0	$1,174.7	15.4%
Fairfax	221.1	54.2	435.1	-	24.4	19.0	8.3	8.3	770.4	10.1%	0.8	771.2	10.1%
Prince George's	121.8	209.0	324.3	8.1	42.1	18.6	-	0.6	724.5	9.5%	-	724.5	9.5%
Loudoun	73.1	45.5	204.4	7.4	16.3	1.0	1.1	1.8	350.6	4.6%	-	350.6	4.6%
Arlington	84.0	0.3	92.4	-	5.2	-	1.4	1.1	184.4	2.4%	-	184.4	2.4%
Alexandria	25.5	18.2	127.9	5.8	128.3	1.0	-	1.9	308.6	4.0%	-	308.6	4.0%
Prince William	6.9	26.0	110.4	0.2	49.6	-	-	0.7	193.8	2.5%	-	193.8	2.5%
Frederick	8.2	-	59.3	1.8	-	-	0.6	0.4	70.3	0.9%	-	70.3	0.9%
Suburban Washington	$766.6	$539.1	$1,956.2	$36.0	$380.5	$41.1	$18.9	$38.9	$3,777.3	49.7%	$0.8	$3,778.1	49.5%
Other Maryland													
Baltimore	$53.7	$27.2	$50.9	$0.7	$20.1	$0.0	$0.0	$0.0	$152.6	1.9%	$0.0	$152.6	2.0%
Anne Arundel	15.7	23.5	67.0	0.7	2.0	13.1	1.5	0.6	124.1	1.6%	-	124.1	1.6%
Eastern Shore	9.2	8.3	47.0	-	2.1	0.8	1.1	0.9	69.4	0.9%	-	69.4	0.9%
Howard	9.7	3.1	24.2	-	-	1.4	1.4	0.8	40.6	0.5%	-	40.6	0.5%
Charles	0.5	20.7	4.0	-	-	-	-	0.2	25.4	0.3%	-	25.4	0.3%
Other MD	1.6	5.0	19.2	-	3.6	-	0.2	0.5	30.1	0.4%	-	30.1	0.4%
Other Maryland	$90.4	$87.8	$212.3	$1.4	$27.8	$15.3	$4.2	$3.0	$442.2	5.6%	$0.0	$442.2	5.8%
Other Virginia													
Fauquier	$0.2	-	$9.2	-	-	-	$0.0	$0.3	$9.7	0.1%	$0.0	$9.7	0.1%
Other VA	61.8	$45.3	223.6	$2.6	$0.0	$0.0	0.4	0.5	334.2	4.4%	-	334.2	4.4%
Other Virginia	$62.0	$45.3	$232.8	$2.6	$0.0	$0.0	$0.4	$0.8	$343.9	4.5%	$0.0	$343.9	4.5%
Other USA	$191.1	$133.0	$158.7	$8.0	$16.4	$8.4	$14.5	$1.6	$531.7	7.0%	$0.0	$531.7	7.0%
Total	**$1,487.3**	**$1,110.3**	**$3,919.9**	**$110.5**	**$785.0**	**$92.8**	**$73.0**	**$53.5**	**$7,632.3**	**100.0%**	**$3.3**	**$7,635.6**	**100.0%**
% of Total (ex PPP)	19.5%	14.5%	51.4%	1.4%	10.3%	1.2%	1.0%	0.7%	100.0%		NA	100.0%	
% of Total	19.5%	14.5%	51.3%	1.4%	10.3%	1.2%	1.0%	0.7%	100.0%		0.0%	100.0%	

34.0% (C&I + Owner Occupied CRE)

Note: Data as of December 31, 2022.

EAGLE BANCORP, INC.

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ADC & CRE – Concentration 21 Note: ADC and CRE concentration ratios represents concentration as a percentage of consolidated risk-based capital. CRE excludes owner occupied. Charts and data are as of period end. CRE Details ADC Details $ in millions 2022 Q2 2022 Q3 2022 Q4 Total CRE portfolio 4,425$ 4,700$ 4,925$ CRE/Total Loans 61.9% 64.4% 64.5% Last 3 quarters $ in millions 2022 Q2 2022 Q3 2022 Q4 Total ADC portfolio 1,461$ 1,548$ 1,498$ ADC/Total Loans 20.4% 21.2% 19.6% Last 3 quarters

Mortgages & FHA 22 • Residential Mortgage Division – Will cease originating mortgages early in the 2nd quarter. • FHA Multi-Family – Trade premiums, origination fees and mortgage servicing rights income of $1.8 million year-to-date through 12/31/2022. *Locked loans are loans for which an application is received and an interest rate is locked between the prospective borrower and the Bank. Not all locked loans close.

Appendices 23

Performance Statistics Summary

Key Ratios (as of or for the period ended)	Eagle Bancorp						Peer Median
	2017Y	2018Y	2019Y	2020Y	2021Y	2022Y	2022Y
Profitability							
Net Interest Margin	4.15%	4.10%	3.77%	3.19%	2.81%	2.93%	3.38%
Efficiency Ratio	38%	37%	40%	39%	41%	46%	54%
Return on Average Assets	1.41%	1.91%	1.61%	1.28%	1.49%	1.20%	1.24%
Return on Average Tangible Common Equity*	12.54%	16.63%	13.40%	12.03%	14.73%	11.97%	15.85%
Asset Quality							
Allowance for Credit Losses/Gross Loans	1.01%	1.00%	0.98%	1.41%	1.06%	0.97%	1.18%
NPAs + 90 Days Past Due/Total Assets	0.20%	0.21%	0.56%	0.59%	0.26%	0.08%	NA
Net Charge-Offs to Average Loans (annualized)	0.06%	0.05%	0.13%	0.26%	0.18%	0.01%	0.03%
Reserve/NPLs (Coverage Ratio)	489%	430%	151%	180%	257%	1151%	NA
Capital							
Common Equity / Assets	12.71%	13.22%	13.25%	11.16%	11.40%	11.02%	10.30%
Tangible Common Equity/Tangible Assets*	11.61%	12.11%	12.22%	10.31%	10.60%	10.18%	7.73%
Valuation**						As of 2/2/2023	
Price/Earnings	19.8x	11.0x	11.6x	11.1x	10.6x	9.8x	11.8
Price/Tangible Book Value	235%	167%	149%	126%	150%	135%	167%

Note: Peers are depository institutions with assets from $7-$20 billion as of December 31, 2022 (excludes savings banks, thrifts and mutuals). There were 70 depository institutions within that range as of December 31, 2022, and all were included in the peer group. Source: S&P Global Market Intelligence.

*Please refer to the Non-GAAP reconciliation and footnotes in the appendices.

**Valuation uses period-end closing stock price except for the most recent period which uses the closing stock price on February 2, 2023. For the Company, the stock price was $48.46 per share on February 2, 2023, adjusted EPS (diluted) for 2022 was $4.95 (please refer to Non-GAAP reconciliation and footnotes in the appendices) and TBVPS at December 31, 2022 was $35.86.

EAGLE BANCORP, INC.

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Historical Balance Sheets

$'s in thousands	12/31/2017	12/31/2018	12/31/2019	12/31/2020	12/31/2021	12/31/2022	Annualized Growth Rate 5 years
Assets							
Cash and Equivalents	$190,473	$321,864	$241,973	$1,789,055	$1,714,222	$311,854	10.4%
Securities AFS*	625,592	807,645	878,557	1,191,187	2,657,561	1,663,733	21.6%
Securities HTM	-	-	-	-	-	1,093,374	NA
Total Cash and Securities	816,065	1,129,509	1,120,530	2,980,242	4,371,783	3,068,961	30.3%
Gross Loans HFI	6,411,528	6,991,447	7,545,748	7,760,212	7,065,598	7,635,632	3.6%
Less: Loan Loss Reserves	(64,758)	(69,944)	(73,658)	(109,579)	(74,965)	(74,444)	2.8%
Loans Held for Sale	25,096	19,254	56,707	88,205	47,218	6,734	-23.1%
Total Net Loans	6,371,866	6,940,757	7,528,797	7,738,838	7,037,851	7,567,922	3.5%
Real Estate Owned	1,394	1,394	1,487	4,987	1,635	1,962	7.1%
Total Intangibles	106,824	105,470	104,542	104,976	105,793	104,233	-0.5%
Other Assets	182,880	212,007	233,363	288,759	330,248	407,776	17.4%
Total Assets	$7,479,029	$8,389,137	$8,988,719	$11,117,802	$11,847,310	$11,150,854	8.3%
Liabilities							
Deposits	$5,853,984	$6,974,285	$7,224,391	$9,189,203	$9,981,540	$8,713,182	8.3%
FHLB Borrowings	325,000	-	250,000	350,000	300,000	975,001	24.6%
Repurchase Agreements	76,561	30,413	30,980	26,726	23,918	35,100	-14.4%
Subordinated Debt	216,905	217,296	217,687	218,077	69,670	69,794	-20.3%
Other Liabilities	56,141	58,202	74,980	92,904	121,407	129,456	18.2%
Total Liabilities	6,528,591	7,280,196	7,798,038	9,876,910	10,496,535	9,922,533	8.7%
Equity							
Common Equity	952,188	1,113,216	1,187,722	1,225,392	1,365,017	1,427,828	8.4%
Accum. Other Comp. (Loss) Income	(1,750)	(4,275)	2,959	15,500	(14,242)	(199,507)	157.9%
Total Stockholders Equity	950,438	1,108,941	1,190,681	1,240,892	1,350,775	1,228,321	5.3%
Total Liabilities and Equity	$7,479,029	$8,389,137	$8,988,719	$11,117,802	$11,847,310	$11,150,854	8.3%

*Includes Federal Reserve and Federal Home Loan Bank stock.

EAGLE BANCORP, INC.
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Historical Income Statements

$ in thousands, except per share data	2017Y	2018Y	2019Y	2020Y	2021Y	2022Y
Total Interest Income	$324,034	$393,286	$429,630	$389,986	$364,496	$424,613
Total Interest Expense	40,147	76,293	105,585	68,424	39,982	91,746
Net Interest Income	283,887	316,993	324,045	321,562	324,514	332,867
Provision for (reversal of) Credit Losses	8,971	8,660	13,091	45,571	(20,821)	266
Provision for (reversal of) Unfunded Commitments	-	-	-	1,380	(1,119)	1,477
Service Charges on Deposits	6,364	7,014	6,247	4,416	4,562	5,399
Gain/Loss on Sale of Loans	9,275	5,963	8,474	22,089	14,045	3,702
Gain/Loss on Sale of Securities	542	97	1,517	1,815	2,964	(169)
BOLI Revenue	1,466	1,507	1,703	2,071	2,059	2,547
Other Noninterest Income	11,725	8,005	7,758	15,305	16,755	12,175
Total Noninterest Income	29,372	22,586	25,699	45,696	40,385	23,654
Salaries and Employee Benefits	67,129	67,734	79,842	74,440	88,398	84,053
Premises and Equipment Expenses	15,632	15,660	14,387	15,715	14,876	13,218
Marketing and Advertising	4,095	4,566	4,826	4,278	4,165	4,721
Data Processing	8,220	9,714	9,412	10,702	11,709	12,171
Legal, Accounting and Professional Fees	5,053	9,742	12,195	16,406	11,510	8,583
FDIC Insurance	2,554	3,512	3,206	7,941	5,897	4,969
Other Noninterest Expenses	15,869	15,783	15,994	14,680	12,610	37,383
Total Noninterest Expense	118,552	126,711	139,862	144,162	149,165	165,098
Net Income Before Taxes	185,736	204,208	196,791	176,145	237,674	189,680
Income Taxes	85,504	51,932	53,848	43,928	60,983	48,750
Net Income	100,232	152,276	142,943	132,217	176,691	140,930
Earnings per share - diluted	$2.92	$4.42	$4.18	$4.09	$5.52	$4.39
Adjusted earnings per share (diluted)*	-	-	-	-	-	4.95

*Please refer to Non-GAAP reconciliation and footnotes in the appendices.

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Loan Portfolio – Income Producing CRE

$ in millions Location	Hotel/ Motel	Industrial	Mixed Use	Multi-Family	Office & Office Condo	Retail	Family & Res. Condo	Other	Total	% of Total
District of Columbia	$186.4	$5.0	$199.4	$418.0	$196.2	$79.9	$78.8	$196.2	$1,359.9	34.7%
Suburban Washington										
Montgomery	$0.0	$24.9	$39.4	$152.5	$221.0	$18.7	$6.4	$139.5	$602.4	15.4%
Fairfax	-	2.6	1.0	47.8	177.5	57.6	9.6	139.0	435.1	11.1%
Prince George's	88.5	50.7	28.2	26.2	45.0	43.1	1.2	41.4	324.3	8.3%
Loudoun	-	14.2	3.6	-	35.4	3.5	1.5	146.2	204.4	5.2%
Arlington	46.4	-	-	0.2	44.3	-	1.5	-	92.4	2.4%
Alexandria	20.6	-	7.2	3.5	53.0	17.0	-	26.6	127.9	3.3%
Prince William	-	3.1	-	4.4	1.1	6.6	0.6	94.6	110.4	2.8%
Frederick	-	2.0	0.5	-	5.6	40.5	0.6	10.1	59.3	1.5%
Suburban Washington	$155.5	$97.5	$79.9	$234.6	$582.9	$187.0	$21.4	$597.4	$1,956.2	49.9%
Other Maryland										
Baltimore	$14.6	$2.0	$1.4	$2.5	$10.4	$8.3	$0.6	$11.1	$50.9	1.3%
Anne Arundel	33.4	2.7	7.0	-	1.8	6.9	-	15.2	67.0	1.7%
Eastern Shore	37.0	6.7	-	-	-	0.7	0.1	2.5	47.0	1.2%
Howard	-	6.2	-	-	2.0	6.5	3.3	6.2	24.2	0.6%
Charles	-	4.0	-	-	-	-	-	-	4.0	0.1%
Other MD	-	16.2	-	-	-	0.5	-	2.5	19.2	0.5%
Other Maryland	$85.0	$37.8	$8.4	$2.5	$14.2	$22.9	$4.0	$37.5	$212.3	5.4%
Other Virginia										
Fauquier	-	-	-	-	$6.3	$0.0	-	2.9	$9.2	0.2%
Other VA	-	29.6	26.0	56.3	64.7	30.4	6.7	9.9	223.6	5.7%
Other Virginia	-	$29.6	$26.0	$56.3	$71.0	$30.4	$6.7	$12.8	$232.8	5.9%
Other USA	23.9	2.0	50.4	59.3	0.1	2.0	1.3	19.7	158.7	4.0%
Total	**$450.8**	**$171.9**	**$364.1**	**$770.7**	**$864.4**	**$322.2**	**$112.2**	**$863.6**	**$3,919.9**	**100.0%**
% of Total	11.5%	4.4%	9.3%	19.7%	22.1%	8.2%	2.9%	22.0%	100.0%	

Note: Data as of December 31, 2022.

EAGLE BANCORP, INC.
27

Loan Portfolio – CRE Construction

$ in millions Location	Single & 1-4 Family	Multi-Family	Office & Office Condo	Hotel/ Motel	Mixed Use	Retail	Residential Condo	Other	Total	% of Total
District of Columbia	$41.1	$128.2	$53.4	$0.0	$106.7	$0.9	$15.4	$14.6	$360.3	45.8%
Suburban Washington										
Montgomery	$18.5	$61.4	$19.4	$0.0	$0.0	$0.0	$0.0	$15.3	$114.6	14.6%
Fairfax	14.9	-	-	-	9.4	-	-	0.1	24.4	3.1%
Prince George's	3.5	37.3	-	-	1.3	-	-	-	42.1	5.4%
Loudoun	-	-	-	-	2.4	-	11.1	2.8	16.3	2.1%
Alexandria	1.2	65.1	-	-	19.1	-	42.9	-	128.3	16.3%
Prince William	-	-	-	-	-	-	-	49.6	49.6	6.3%
Arlington	5.2	-	-	-	-	-	-	-	5.2	0.7%
Frederick	-	-	-	-	-	-	-	-	-	0.0%
Suburban Washington	$43.3	$163.8	$19.4	$0.0	$32.2	$0.0	$54.0	$67.8	$380.5	48.5%
Other Maryland										
Baltimore	$0.0	$0.0	$0.0	$0.0	$20.1	$0.0	$0.0	$0.0	$20.1	2.6%
Anne Arundel	-	-	-	-	-	-	-	2.0	2.0	0.3%
Eastern Shore	-	-	-	-	-	-	2.1	-	2.1	0.3%
Howard	-	-	-	-	-	-	-	-	-	0.0%
Charles	-	-	-	-	-	-	-	-	-	0.0%
Other MD	-	-	-	-	3.6	-	-	-	3.6	0.5%
Other Maryland	$0.0	$0.0	$0.0	$0.0	$23.7	$0.0	$2.1	$2.0	$27.8	3.6%
Other Virginia										
Fauquier	-	-	-		-		-	-	-	0.0%
Other VA	-	-	-	-	-	-	-	-	-	0.0%
Other Virginia	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	0.0%
Other USA	1.0	-	-	-	-	-	-	15.4	16.4	2.1%
Total	**$85.4**	**$292.0**	**$72.8**	**$0.0**	**$162.6**	**$0.9**	**$71.5**	**$99.8**	**$785.0**	**100.0%**
% of Total	10.9%	37.2%	9.3%	0.0%	20.7%	0.1%	9.1%	12.7%	100.0%	
Renovation	$14.1	$34.6	$19.4	$0.0	$24.7	$0.0	$0.0	$16.2	$109.0	
Ground-Up	71.3	257.4	53.4	-	137.9	0.9	71.5	83.6	676.0	

Note: Data as of December 31, 2022.

EAGLE BANCORP, INC.

28

Non-GAAP Reconciliation (unaudited)

$ in thousands, except per share data	As of Period End or For the Quarter 2021Q4	2022 Q1	2022 Q2	2022 Q3	2022 Q4
Common shareholders' equity	$1,350,775	$1,279,554	$1,252,720	$1,219,771	$1,228,321
Less: Intangible assets	(105,793)	(104,241)	(104,257)	(104,240)	(104,233)
Tangible common equity, incl. AOCI	**$1,244,982**	**$1,175,313**	**$1,148,463**	**$1,115,531**	**$1,124,088**
Reverse loss on: Accumulated other comprehensive income ("AOCI")	$ 14,242	$ 121,724	$ 152,369	$ 210,639	$ 199,507
Tangible common equity, excl. AOCI	**$ 1,259,224**	**$ 1,297,037**	**$ 1,300,832**	**$ 1,326,170**	**$ 1,323,595**
Per share					
Book value	$42.28	$39.89	$39.05	$38.02	$39.18
Less: Intangible book value	(3.31)	(3.25)	(3.25)	(3.25)	(3.32)
Tangible book value, incl AOCI	**$38.97**	**$36.64**	**$35.80**	**$34.77**	**$35.86**
Reverse loss on: AOCI	$ 0.44	$ 3.79	$ 4.75	$ 6.57	$ 6.36
Tangible book value, excl AOCI	**$ 39.41**	**$ 40.43**	**$ 40.55**	**$ 41.34**	**$ 42.22**
Total assets	$11,847,310	$11,227,223	$10,941,655	$10,713,044	$11,150,854
Less: Intangible assets	(105,793)	(104,241)	(104,257)	(104,240)	(104,233)
Tangible assets	**$11,741,517**	**$11,122,982**	**$10,837,398**	**$10,608,804**	**$11,046,621**
Tangible common equity ratio	**10.60%**	**10.57%**	**10.60%**	**10.52%**	**10.18%**
Average					
Common shareholders' equity	$1,342,525	$1,341,785	$1,281,742	$1,271,753	$1,233,705
Less: Intangible assets	(105,565)	(104,246)	(104,246)	(104,253)	(104,238)
Tangible common equity	**$1,236,960**	**$1,237,539**	**$1,177,496**	**$1,167,500**	**$1,129,467**
Net Income	$41,620	$45,744	$15,696	$37,297	$42,193
Average tangible common equity	$1,236,960	$1,237,539	$1,177,496	$1,167,500	$1,129,467
Return on avg. tangible common equity	**13.35%**	**14.99%**	**5.35%**	**12.67%**	**14.82%**

Note: Per share data is adjusted for - 5:4 stock split 3/31/2000, 7:5 stock split 6/15/2001, 1.3:1 stock split 2/28/2005; 1.3:1 stock split 7/5/2006; 10% stock dividend 10/1/2008 and 10% stock dividend 6/14/2013.

EAGLE BANCORP, INC.
29

30 Non-GAAP Reconciliation (unaudited) $ in thousands 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 Income statement Net interest income $78,186 $80,452 $82,918 $83,897 $85,600 Non-interest income 10,574 7,453 5,564 5,308 5,329 Non-interest expense (39,309) (31,012) (58,962) (36,206) (38,918) Pre-provision net revenue ("PPNR") $49,451 $56,893 $29,520 $52,999 $52,011 Average assets $12,538,596 $12,701,152 $11,701,679 $11,431,110 $11,255,956 PPNR to average assets (%) 1.56% 1.79% 1.01% 1.85% 1.83% For the Quarter $ in thousands 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 Efficiency Ratio Net interest income $78,186 $80,452 $82,918 $83,897 $85,600 Noninterest income 10,574 7,453 5,564 5,308 5,329 Revenue $88,760 $87,905 $88,482 $89,205 $90,929 Noninterest expense $39,309 $31,012 $58,962 $36,206 $38,918 Efficiency ratio 44.3% 35.3% 66.6% 40.6% 42.8% For the Quarter

31 Non-GAAP Reconciliation (unaudited) $ in thousands, except per share data 2022 Q1 2022 Q2 2022 2021 Net income $45,744 $15,696 $140,930 $176,691 Reversal: Accrual reduction for former CEO and Chairman ($5,018) - ($5,018) - Reversal: Penalty, disgorgement & prejudgment interest - 22,874 22,874 - Adjusted net income (non-GAAP) $40,726 $38,570 $158,786 $176,691 Earnings per share (diluted) $1.42 $0.49 $4.39 $5.52 Reversal: Accrual reduction for former CEO and Chairman ($0.15) - ($0.15) - Reversal: Penalty, disgorgement & prejudgment interest - 0.71 0.71 - Adjusted earnings per share (diluted) (non-GAAP) $1.27 $1.20 $4.95 $5.52 Weighted average common shares outstanding, diluted 32,110,099 32,142,427 32,078,070 32,003,090 For the Quarter For the Year

32 Non-GAAP Reconciliation (unaudited) Tangible common equity to tangible assets (the "tangible common equity ratio"), tangible book value per common share, tangible book value per common share excluding accumulated other comprehensive income (“AOCI”), and the return on average tangible common equity are non-GAAP financial measures derived from GAAP based amounts. The Company calculates the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity and dividing by tangible assets. The Company calculates tangible book value per common share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which the Company calculates by dividing common shareholders' equity by common shares outstanding; to calculate the tangible book value per common share excluding the AOCI, tangible common equity is reduced by the loss on the AOCI before dividing by common shares outstanding. The Company calculates the annualized return on average tangible common equity ratio by dividing net income available to common shareholders by average tangible common equity which is calculated by excluding the average balance of intangible assets from the average common shareholders’ equity. The Company considers this information important to shareholders as tangible equity is a measure that is consistent with the calculation of capital for bank regulatory purposes, which excludes intangible assets from the calculation of risk-based ratios and as such is useful for investors, regulators, management and others to evaluate capital adequacy and to compare against other financial institutions. The above table provides reconciliation of these financial measures defined by GAAP with non-GAAP financial measures. Pre-provision net revenue is a non-GAAP financial measure derived from GAAP based amounts. The Company calculates PPNR by subtracting noninterest expenses from the sum of net interest income and noninterest income. PPNR to Average Assets is calculated by dividing the PPNR amount by average assets to obtain a percentage. The Company considers this information important to shareholders because it illustrates revenue excluding the impact of provisions and reversals to the allowance for credit losses on loans. The table in the "Income Statement" section of this earnings release provides a reconciliation of PPNR and PPNR to Average Assets to the nearest GAAP measure. Total loans excluding PPP loans is a non-GAAP financial measure derived from GAAP based amounts. The Company calculates Total loans excluding PPP loans by subtracting the total amount of outstanding PPP loans from the amount of total loans, excluding loans held for sale. The Company considers this information important to shareholders because it allows investors to see changes in the Company's loan growth without the impact of the PPP loans, which were loan products specific to relief efforts in response to the COVID-19 pandemic. Excluding the impact of PPP loans also allows investors to better compare the Company's loan growth to historical periods prior to the pandemic. The table in the "Balance Sheet" section of this earnings release and the table above provides a reconciliation of total loans excluding PPP loans to the nearest GAAP measure. Efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest (loss) income. Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling operational activities. The table above shows the calculation of the efficiency ratio from these GAAP measures. Adjusted net income and adjusted earnings per share (diluted) are non-GAAP financial measures derived from GAAP based amounts. The Company calculates adjusted net income for 2022 by: (1) subtracting from net income the accrual reduction of $5.0 million related to share-based compensation awards and deferred compensation for the Company's former CEO and Chairman, recorded in the first quarter of 2022, and (2) excluding from net income the accrual of non-tax deductible expenses of $22.9 million in connection with the Company's agreements in principle with the Securities and Exchange Commission ("SEC") and the Board of Governors of the Federal Reserve System ("FRB") to resolve the previously disclosed investigations with respect to the Company, recorded in the second quarter of 2022. The Company calculates adjusted earnings per share (diluted) for 2022 by dividing adjusted net income by the weighted average shares outstanding (diluted).The Company considers this information important to shareholders because adjusted net income and adjusted earnings per share (diluted) provides investors insight into how Company earnings changed exclusive of the two aforementioned adjustments, and allows investors to better compare the Company's performance against historical periods. The table above provides a reconciliation of adjusted net income and adjusted earnings per share (diluted) to the nearest GAAP measure.